EXHIBIT 99.1

CONTACTS:

Investor Relations
Constantine Theodoropulos
Base Pair Group
617-816-4637
constantine@basepairgroup.com

REXAHN PHARMACEUTICALS PRICES PUBLIC OFFERING OF STOCK

ROCKVILLE, MD – NOVEMBER 29, 2012 – REXAHN PHARMACEUTICALS, INC. (NYSE MKT: RNN) today announced the pricing of an underwritten public offering of 19,130,435 shares of its common stock and warrants exercisable for up to 10,521,739 additional shares at $0.33 per fixed combination of shares and warrants for gross proceeds of approximately $6.3 million, prior to deducting underwriting discounts and commissions and offering expenses payable by the Company and excluding the exercise of any warrants and any exercise of the underwriters’ over-allotment option. Each fixed combination will consist of one share and a warrant to purchase up to 0.55 of a share. The warrants will have an exercise price of $0.472 per share and a 5-year term. The Company has granted the underwriters a 45-day option to purchase up to an additional 2,869,565 shares of its common stock and warrants exercisable for up to 1,578,261 additional shares to cover over-allotments, if any.

Maxim Group LLC and Burrill LLC are acting as joint book-running managers for the offering.

The Company expects to close the transaction, subject to customary conditions, on or about December 4, 2012.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The offering will be made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174 or via telephone at (800) 724-0761 or Burrill LLC, One Embarcadero Center, Suite 2700, San Francisco, CA 94111. Before you invest, you should read the prospectus supplement and the accompanying prospectus, including the information incorporated by reference therein, for more complete information about Rexahn and this offering.

About Rexahn Pharmaceuticals, Inc.

Rexahn Pharmaceuticals, Inc. is a clinical stage pharmaceutical company dedicated to developing and commercializing first in class and market leading therapeutics for cancer, CNS disorders, sexual dysfunction and other unmet medical needs. Rexahn currently has three drug candidates in Phase II clinical trials, Archexin®, Serdaxin®, and Zoraxel™ – all potential best in class therapeutics – and a robust pipeline of preclinical compounds to treat multiple cancers and CNS disorders. Rexahn also operates key R&D programs of nano-medicines, 3D-GOLD, and TIMES drug discovery platforms. For more information about Rexahn, please visit www.rexahn.com.

Safe Harbor

To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about Rexahn’s plans, objectives, expectations and intentions with respect to future operations and products and other statements identified by words such as “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Rexahn’s actual results to be materially different than those expressed in or implied by Rexahn’s forward-looking statements. For Rexahn, particular uncertainties and risks include, among others, the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance; the marketing success of Rexahn’s licensees or sublicensees; the success of clinical testing; and Rexahn’s need for and ability to obtain additional financing. More detailed information on these and additional factors that could affect Rexahn’s actual results are described in Rexahn’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. All forward-looking statements in this press release speak only as of the date of this press release. Rexahn undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.